EX-99.77Q1(a)   - Exhibits; Copies of any material amendments to the
                registrant's charter or by-laws
                ---------------------------------------------------------------

     Amendment No. 45 dated June 13, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)
(46) to Post-Effective Amendment No. 173 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on November 27, 2007 (Accession No. 0000950123-07-015968).

     Amendment No. 46 dated November 8, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)
(47) to Post-Effective Amendment No. 173 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on November 27, 2007 (Accession No. 0000950123-07-015968).

     Amendment No. 47 dated November 8, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)
(48) to Post-Effective Amendment No. 173 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on November 27, 2007 (Accession No. 0000950123-07-015968).

     Amendment No. 48 dated December 13, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(49) to Post-Effective Amendment No. 183 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on January 18, 2008 (Accession No. 0000950123-08-000557).